Exhibit 10.20

NUSCALE POWER, LLC

FOURTH AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

On December 13, 2021, NuScale Power, LLC (the “Company”) entered into an Agreement and Plan of Merger with Spring Valley Acquisition Corp. and Spring Valley Merger Sub, LLC (“Merger Sub”) (as amended from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly controlled subsidiary of Spring Valley Acquisition Corp., which will change its name to NuScale Power Corporation, a Delaware corporation (“NuScale Corp”), upon the closing of the transactions contemplated by the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

Pursuant to Section 3.03 of the Merger Agreement and resolutions of the Board of Managers adopted in accordance with Section 8.2-1 of the Prior Plan (as defined below), at the effective time of the Merger (the “Effective Time”), each option granted under the Prior Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase a Common Unit of the Company (an “Existing Option”) and shall be assumed by NuScale Corp and converted into an option (such option, a “New Option”) to purchase a number of shares of NuScale Corp Class A Common Stock, par value $0.0001 per share (“Common Stock”), equal to the product (rounded down to the nearest whole number) of (i) the number of Common Units subject to such Existing Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Common Unit of such Existing Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

As of the Effective Time, NuScale Corp shall assume this Fourth Amended and Restated 2011 Equity Incentive Plan (the “Plan”), which amends and restates the Prior Plan effective as of the Effective Time to conform with the requirements of Section 3.03(a) of the Merger Agreement and to include additional amendments required to comply with any law applicable to NuScale Corp with respect to the New Options. At or following the Effective Time, neither NuScale Corp nor the Company shall be entitled to grant any new stock- or unit-based awards under the Plan.

The Board of Managers also has (a) made arrangements with a Plan administrator or broker to enable all holders of Existing Options to exercise such Existing Options (and the New Options into which such Existing Options shall convert in the Merger) by means of a “sell to cover” arrangement and (b) approved amendments to the Prior Plan to eliminate inapplicable or irrelevant terms.

Except as specifically provided herein, following the Effective Time, each New Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) applicable to the corresponding former Existing Option immediately prior to the Effective Time.

This Plan is adopted by the Board of Managers of the Company on May 2, 2022 to become effective on the date on which the Effective Time occurs (the “Effective Date”) pursuant to Section 8 and Section 11 of the second amendment to the Third Amended and Restated 2011 Equity Incentive Plan (the “Third A&R Plan”) . The second amendment to the Third A&R Plan was approved by the Board of Managers of the Company and became effective on August 19, 2021 pursuant to Section 11 of the first amendment to Third A&R Plan. The first amendment to the Third A&R Plan was approved by the Board of Managers of the Company and became effective on August 22, 2019 pursuant to Section 11 of the Third A&R Plan. The Third A&R Plan was approved by the Board of Managers of the Company and became effective on February 14, 2018 pursuant to Section 11 of the Second Amended and Restated 2011 Equity Incentive Plan (the “Second A&R Plan”). The Second A&R Plan was approved by the Board of Managers of the Company and became effective on February 26, 2014 pursuant to Section 11 of the Amended and Restated 2011 Equity Incentive Plan (the “First A&R Plan”). The First A&R Plan was approved by the Board of Managers of the Company and became effective on April 25, 2012 pursuant to Section 11 of the 2011 Equity Incentive Plan (the “Original Plan”). The Original Plan was approved by the Board of Managers of the Company and became effective on December 7, 2011. The Original Plan was approved on December 7, 2011, which was within 12 months of the effective date of the Original Plan, by the affirmative vote of the holders of a majority of the outstanding units of the Company entitled to vote by a written consent signed by the holders having not less than the minimum number of votes that would have been necessary to approve the Plan at a meeting of the unitholders. No option granted under the Original Plan was exercisable, and no units were awarded pursuant to the Original Plan, before the unitholder approval was obtained. This Plan amends and restates the second amendment to the Third A&R Plan. The Original Plan, the First A&R Plan, the Second A&R Plan and the Third A&R Plan (including all amendments to the foregoing) are collectively referred to herein as the “Prior Plan.”

1.        Purpose. The purpose of this Plan is to enable the Company to attract and retain the services of individuals who can and do contribute to the Company’s success by providing members of the Board of Managers, employees and Consultants (as defined below) with an opportunity to share in the equity of NuScale Corp and to more closely align their interests with that of the Company and its members. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

1.1 “Consultant” means any consultant or adviser who is not an employee of the Company, if: (i) the consultant or adviser renders bona fide services to the Company or any parent or subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any parent or subsidiary of the Company to render such services.

2.        Shares Subject to the Plan. Subject to adjustment as provided below and in Section 8, the shares to be offered under the Plan shall consist of NuScale Corp’s Common Stock, and the total number of shares of Common Stock that may be issued under the Plan shall be 14,799,894 shares. If an option granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option shall not be available under the Plan.

3.        Termination; No Awards. The Plan is terminated as of the Effective Date except with respect to options then outstanding under the Plan. No options may be granted at any time after the Effective Date, and no shares may be awarded pursuant to the Plan. Termination shall not affect any outstanding options.

4.       Administration.

4.1      Board of Directors. The Plan shall be administered by the Board of Directors of NuScale Corp. (the “Board of Directors”). Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2      Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend the Plan as provided in Section 10.

5.        Types of Awards, Eligibility, Limitations. [Intentionally omitted.]

6.        Options.

6.1            Terms of Grant. [Intentionally omitted.]

6.2           Exercise of Options. Except as provided in Section 6.4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. All shares issued pursuant to an option exercise shall be subject to any share transfer restrictions approved by the Board of Directors from time to time, and each optionee shall be required to sign and deliver an option exercise form containing representations, warranties, acknowledgements and transfer restrictions upon such exercise. Except as provided in Sections 6.4 and 8, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

6.3           Nontransferability. Each option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee; provided, however, that (A) an optionee may transfer an option by gift or domestic relations order to a family member of the optionee if such optionee is employed by the Company at the time of such transfer and has either been continuously employed by the Company for more than five years at the time of such transfer or is over 60 years old at the time of such transfer, and (B) the Board of Directors may permit any other option to be transferable by gift or domestic relations order to a family member of the optionee. For this purpose, the term “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of the optionee, and any trust in which these persons have more than 50% of the beneficial interest. The individual or entity to whom an option under Plan is transferred pursuant to clause (ii)(A) of this Section 6.3 (x) is referred to in the Plan as a “Lifetime Transferee,” and (y) subject to the terms and conditions of the Plan, may exercise the option during the optionee’s lifetime.

6.4	Termination of Employment or Service.

6.4-1 General Rule.

(a) For Optionees with Less than Five Years of Service. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability, death, or retirement as provided in Sections 6.4-2, 6.4-3 and 6.4-4 before the optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company), the optionee may only cause his or her option to be exercised by providing the written notice required by Section 6.5-1 to NuScale Corp at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 30 days after the date of termination or (ii) the expiration date of the option.

(b) For Optionees with At Least Five Years of Service and Lifetime Transferees. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability, death, or retirement as provided in Sections 6.4-2, 6.4- 3 and 6.4-4 when the optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company), the optionee or such optionee’s Lifetime Transferee may only cause an option to be exercised by providing the written notice required by Section 6.5-1 to NuScale Corp at any time before the earlier of (i) the expiration date of the option or (ii) the date that is the number of years after the date of termination equal to the optionee’s full years of employment or service with the Company, minus five, plus one, but only, in the case of clause (i) and (ii), if and to the extent the optionee or such optionee’s Lifetime Transferee was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 30 days after the date of termination or (ii) the expiration date of the option.

6.4-2 Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of total disability, the optionee or such optionee’s Lifetime Transferee may only cause an option to be exercised by providing the written notice required by Section 6.5-1 to NuScale Corp at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee or such optionee’s Lifetime Transferee was entitled to exercise the option at the date of termination. provided, however, that the Board of Directors may not provide for a post-termination exercise period that ends before the earlier of (i) the expiration of 30 days after the date of termination or (ii) the expiration date of the option. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, member of the Board of Directors, officer or consultant of the Employer. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

6.4-3 Termination Because of Death .. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, the Successor (as defined below) or such optionee’s Lifetime Transferee may only cause the option to be exercised by providing the written notice required by Section 6.5 -1 to NuScale Corp at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee or such optionee’s Lifetime Transferee was entitled to exercise the option at the date of death and only by (a) the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death (the “Successor”), or (b) if applicable, such optionee’s Lifetime Transferee; provided, however, that the Board of Directors may not provide for a post - termination exercise period that ends before the earlier of (i) the expiration of 30 days after the date of termination or (ii) the expiration date of the option.

6.4-4 Retirement Pursuant to the Company’s Retirement Policies. Unless otherwise determined by the Board of Directors, if an optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company) and retires from the Company pursuant to and in accordance with the Company’s retirement policies on or after the date that the optionee reaches the age of 60 (the date of such retirement, the “Retirement Date”), the optionee or such optionee’s Lifetime Transferee may cause an option to be exercised by providing the written notice required by Section 6.5-1 to NuScale Corp by the dates specified as follows:

(a) If the optionee retires on or after the date that the optionee reaches the age of 60 but before the date the optionee reaches the age of 65, by the earlier to occur of (i) the date that is the number of years after the Retirement Date equal to the optionee’s full years of employment or service with the Company or (ii) the expiration date of the option; or

(b) If the optionee retires on or after the date that the optionee reaches age 65, by the earlier to occur of (i) the date that is the number of years after the Retirement Date equal to the optionee’s full years of employment or service with the Company, multiplied by two or (ii) the expiration date of the option.

Notwithstanding the foregoing, the optionee or such optionee’s Lifetime Transferee may only exercise an option pursuant to this Section 6.4-4 if and to the extent the optionee or such optionee’s Lifetime Transferee was entitled to exercise the option on the optionee’s Retirement Date.

6.4-5 Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the exercise periods set forth in Section 6.4-1, Section 6.4-2, Section 6.4-3 and Section 6.4-4 any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

6.4-6 Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised because the written notice required by Section 6.5-1 is not provided to NuScale Corp within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

6.4-7 Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.5           Purchase of Shares.

6.5-1 Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon NuScale Corp’s receipt of written notice from the optionee, the Successor or such optionee’s Lifetime Transferee of such person’s intention to purchase shares, specifying the number of shares the person desires to purchase under the option and the date on which the person intends to exercise the option, which date must (unless otherwise determined by the Company) be prior to the expiration date of the option, and, if required to comply with the Securities Act of 1933, containing a representation that it is the person’s intention to acquire the shares for investment and not with a view to distribution.

6.5-2 Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee, the Successor or such optionee’s Lifetime Transferee must pay NuScale Corp the full exercise price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of NuScale Corp valued at fair market value, and other forms of consideration. With the consent of the Board of Directors, an optionee, or such optionee’s Successor or Lifetime Transferee may pay the exercise price, in whole or in part, by instructing NuScale Corp to withhold from the shares to be issued upon exercise a number of shares of Common Stock with an aggregate fair market value equal to the exercise price plus any applicable tax withholding amount. The fair market value of Common Stock provided or withheld in payment of the exercise price shall be determined by the Board of Directors. If the Common Stock of NuScale Corp is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of NuScale Corp. If the Common Stock of NuScale Corp is publicly traded on the date the option is exercised, the fair market value of Common Stock provided or withheld in payment of the exercise price shall be the closing trading price of the Common Stock on the trading day immediately prior to the exercise date, unless the Board of Directors specifies another value. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. In lieu of, or in addition to, the foregoing “net exercise” provisions, the Company may choose to make arrangements with a Plan administrator or broker to sell shares into the open market to cover the exercise price, and remit those sale proceeds to the Company to satisfy the exercise price.

6.5-3 Tax Withholding. Each optionee, Successor or Lifetime Transferee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee, Successor or Lifetime Transferee shall pay such amount, in cash or by check, to the Company on demand. If the optionee, Successor or Lifetime Transferee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, Successor or Lifetime Transferee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing NuScale Corp to withhold some of the shares to be issued upon exercise or by delivering to NuScale Corp other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. The fair market value of Common Stock provided or withheld in payment of withholding taxes shall be determined by the Board of Directors. If the Common Stock of NuScale Corp is not publicly traded at the time of the determination of the withholding amount, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of NuScale Corp. If the Common Stock of NuScale Corp is publicly traded at the time of the determination of the withholding amount, the fair market value of Common Stock provided or withheld in payment of the withholding taxes shall be the closing trading price of the Common Stock on the trading day immediately prior to the exercise date, unless the Board of Directors specifies another value. In lieu of, or in addition to, the foregoing “net withholding” provisions, the Company may choose to make arrangements with a Plan administrator or broker to sell shares into the open market to cover the withholding obligation, and remit those sale proceeds to the Company to satisfy the withholding obligation.

7.	Stock Awards. [Intentionally omitted.]

8.	Changes in Capital Structure.

8.1           Stock Splits, Distributions, Etc. If the outstanding Common Stock of NuScale Corp is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of NuScale Corp by reason of any split, combination of shares, distribution payable in shares, recapitalization or reclassification, appropriate adjustment shall be made in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. With respect to any outstanding option or any other outstanding award granted under the Plan, the Board of Directors shall also make such adjustments as may be required by Section 25102(o) of the California Corporations Code to the extent NuScale Corp is relying upon the exemption afforded thereby with respect to the award. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any adjustments made by the Board of Directors pursuant to this Section 8.1 shall be conclusive.

8.2           Corporate Transactions. Unless otherwise provided at the time of grant, in connection with the occurrence of any of the following events pursuant to which outstanding shares of Common Stock are converted into cash or other equity interests, securities or property (each, a “Transaction”): (i) a merger, combination, consolidation, plan of exchange or other reorganization, (ii) a sale of all or substantially all of the assets of NuScale Corp (in one transaction or a series of related transactions), or (iii) a dissolution of NuScale Corp, the Board of Directors may select from among the following for treatment of outstanding awards under the Plan with the right to treat each award in a different manner:

8.2-1 An outstanding award may be assumed by the surviving or acquiring company and converted into an equity interest or right to an acquire equity interest of the surviving or acquiring company in the Transaction with the terms (including the amount and type of equity subject thereto, any exercise price and vesting provisions) to be conclusively determined by the Board of Directors, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining equity of the surviving or acquiring entity to be held by holders of equity of NuScale Corp following the Transaction; or

8.2-2 An option may become exercisable for 100% of the shares subject to the option, effective as of the consummation of the Transaction.

To the extent that an outstanding option is not assumed pursuant to Section 8.2-1, but is exercisable immediately prior to the Transaction, whether as a result of the application of Section 8.2-2 or otherwise, the Board of Directors shall approve some arrangement by which holders of options shall have a reasonable opportunity to exercise all such options effective as of the consummation of the Transaction or otherwise realize the value of these awards, as determined by the Board of Directors. Any option that is not exercised whether or not exercisable in accordance with procedures approved by the Board of Directors may be terminated.

8.3	Rights Issued by Another Entity. [Intentionally omitted.]

8.4          Dissolution of the Company. In the event of the dissolution of NuScale Corp, the Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

9.                 Option Repricing and Waiver of Restrictions. Subject to Section 2 and Section 11  and the specific limitations on options contained in this Plan, the Board of Directors from time to time may authorize, generally or in specific cases only, for the benefit of any options, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an option granted under this Plan by amendment, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the option, provide for a greater or lesser number of shares of Common Stock subject to the option, or provide for a longer or shorter vesting or exercise period.

10.               Market Stand-off. In connection with any public equity offering by NuScale Corp, each recipient of an award under the Plan and their Successors and Lifetime Transferees shall agree (i) not to sell or otherwise dispose of any shares of NuScale Corp in conformance with terms of the lock-up or similar agreement proposed by the underwriters for such offering and (ii) to execute an agreement in the form proposed; provided that (x) substantially all of NuScale Corp’s officers and directors enter into identical agreements, (y) the restrictive period does not exceed 365 days following the offering, and (z) the failure to execute a form of agreement shall not affect the enforceability of this covenant. To enforce this covenant, NuScale Corp may impose stop-transfer instructions with respect to the shares of the recipient until the end of the restrictive period.

11.              Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 8, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would have a material adverse effect on the holder. To the extent necessary and desirable to comply with applicable law, the Board of Directors may obtain stockholder approval, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of NuScale Corp entitled to vote, which vote may be obtained either at a meeting of the stockholders or by means of one or more written consents signed by holders having not less than the minimum number of votes that would be necessary to approve the Plan at a meeting of the stockholders, for any Plan amendment.

12.               Approvals. NuScale Corp’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. NuScale Corp will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which NuScale Corp’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, NuScale Corp shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

13.              Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

14.              Rights as a Stockholder . The holder of any award under the Plan shall have no rights as a stockholder of NuScale Corp or as a holder of shares of Common Stock until the date the award holder becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for distributions or other rights for which the record date occurs before the date the award holder becomes the holder of record of those shares.

Plan History

The Original Plan: 2011 Equity Incentive Plan adopted: December 7, 2011

The First A&R Plan: Amended and Restated 2011 Equity Incentive Plan adopted: April 25, 2012

The Second A&R Plan: Second Amended and Restated 2011 Equity Incentive Plan adopted: February 26, 2014

The Third A&R Plan: Third Amended and Restated 2011 Equity Incentive Plan adopted: February 14, 2018

The first amendment to the Third A&R Plan: Third Amended and Restated 2011 Equity Incentive Plan amended: August 22, 2019

The second amendment to the Third A&R Plan: Third Amended and Restated 2011 Equity Incentive Plan amended: August 19, 2021

This Plan: Fourth Amended and Restated 2011 Equity Incentive Plan adopted: May 2, 2022

NUSCALE POWER, LLC

FOURTH AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

OPTION EXERCISE FORM

(To Be Executed by the Holder to Exercise the Option in Whole or in Part)

To:	NUSCALE POWER CORPORATION, a Delaware corporation (the “Company”)

1.	In accordance with Section 6.5-1 of the NuScale Power, LLC Fourth Amended and Restated 2011 Equity Incentive Plan effective May 2, 2022 (the “Plan”) and subject to all of the terms and conditions of the Plan, the undersigned hereby irrevocably elects to exercise the options granted to the undersigned under the Plan with respect to the Unit Option Agreement with a grant date of ____________,20__ as amended, between NuScale Power, LLC, an Oregon limited liability company (“NuScale LLC”), and the undersigned, which Unit Option Agreement was assumed by the Company on May 2, 2022 (the “Option”), and agrees to purchase prior to the earlier of (a) the date which is 30 days after the date of the Company’s receipt of this option exercise form or (b) the day prior to the Expiration Date (as defined in the Option), _______________ shares of Class A Common Stock of the Company covered by the Options (the “Shares”). Prior to the Company’s issuance of the Shares to the undersigned, the undersigned will tender payment for the full purchase price of the Shares and any applicable income and employment tax withholding in the manner checked below (in any combination):

___	By cash or check to the order of the Company in the amount of $________

___	Subject to approval by the Company, through a broker-assisted cashless exercise program acceptable to the Company

___	Subject to approval by the Company, by surrender of other shares which have a fair market value on the date of surrender equal to the aggregate purchase price of the exercised shares

___	Subject to approval by the Company, by election to receive a reduced number of shares of Class A Common Stock of the Company determined as set forth in the following clauses (a) and (b):

(a)       X = Y(A-B)

A

Where:

X = _______, the number of shares to be issued to the undersigned pursuant hereto

Y = _______, the number of shares being purchased hereunder

A = $______, the closing trading price of the Class A Common Stock on the trading day immediately prior to the date hereof

B = $_____, the exercise price per share (as adjusted to the date of such calculation).

(b)	If applicable withholding tax will not be paid by cash, check or surrender of other shares, the number of shares determined in clause (a) will be further reduced by the number of shares having a fair market value (based on the closing trading price of the Class A Common Stock on the trading day immediately prior to the date hereof) equal to the applicable withholding tax arising from the exercise.

2.	In connection with the exercise of the Option, the undersigned hereby represents and warrants as follows:

(a)	Purchase Entirely for Own Account. The Shares will be acquired for investment for the undersigned’s own account and not with a view to the resale or distribution of any part thereof, and the undersigned has no intention of selling, granting any participation in, or otherwise distributing the same.

(b)	Transfer Restrictions. The undersigned understands and agrees that the Shares are subject to the share transfer restrictions set forth on Exhibit A hereto and may not be sold, transferred, or otherwise disposed of except as set forth in such shares transfer restrictions or with the approval of the Company.

(c)	Receipt of Certain Documents. The Company has made available to the undersigned all documents and information requested by the undersigned relating to an investment in the Company. In particular, the undersigned acknowledges receipt of a copy of the Plan. The undersigned has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the Company’s business, management, and financial affairs.

3.	The undersigned understands, agrees, and recognizes that no federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.

4.	The undersigned understands that the Shares will not be certificated.

5.	The undersigned is a resident of the state of _____________.

Dated:	_________________	Signature:
____________________

Please complete mailing address

Email address

2

Exhibit A

Share Transfer Restrictions

May 2, 2022

[Option Holder Name]

[Option Holder Address]

Dear [Option Holder Name],

This notice is to inform you, in accordance with Sections 6.1 and 15 of Exhibit A to your option agreement(s) with NuScale Power, LLC, an Oregon limited liability company ("NuScale LLC"), that on May 2, 2022 (the “Closing Date”), NuScale LLC merged with Spring Valley Merger Sub, LLC, with NuScale LLC being the surviving entity in the merger (the "Merger"). In the Merger, your option(s) to purchase common units in NuScale LLC set forth below ("Options") were assumed by NuScale Power Corporation, a Delaware corporation which now wholly controls NuScale LLC ("NuScale Corp"). As provided in the Third Amended and Restated 2011 Equity Incentive Plan, as amended (the “Plan”), and in your option agreement, your Options have automatically converted into option(s) to purchase the number of shares of Class A Common Stock of NuScale Corp set forth below at the exercise price per share set forth below from and after the Closing Date.

Grant Date	Options	Exercise price as	Options	Exercise Price as
	Outstanding as	granted	Outstanding as	converted
	granted		converted

NuScale Corp has assumed all obligations of NuScale LLC under your option agreement(s) from and after the effective time of the Merger. In connection with the Merger, the Board of Managers of NuScale LLC amended the Plan, effective when the Merger was completed, to make technical changes to reflect how your Option will be treated. In addition, the Board of Managers has arranged for Fidelity Investments to serve as the administrator for the Plan, and for Fidelity to provide you more flexibility in exercising your Options through “sale to cover” mechanisms described below. Section 3 of your option agreement(s) has been amended to read as follows:

nuscalepower.com	6650 SW Redwood Lane, Suite 210, Portland, OR 97224, Phone: 971.371.1592 Fax: 971.371.1602

Nonproprietary

3. Method of Exercise of Option. The Option may be exercised only by notice in writing from the Optionee, the Successor or a Lifetime Transferee to NuScale Corp of the Optionee’s, Successor’s or Lifetime Transferee’s intention to purchase shares, specifying the number of shares the Optionee, Successor or Lifetime Transferee desires to purchase under the Option and the date on which the Optionee, Successor or Lifetime Transferee agrees to complete the purchase, which date must be prior to the Expiration Date, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s, Successor’s or Lifetime Transferee’s intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for exercise, the Optionee, Successor or Lifetime Transferee must pay NuScale Corp the full purchase price of those shares and any applicable income and employment tax withholding by any of the following, or a combination thereof, at the election of the Optionee, Successor or Lifetime Transferee (with options (b), (c) and (d) also subject to the discretion of the Company to allow and accept such settlement options):

(a)	in cash or by check;

(b)  subject to approval by the Company, through a broker-assisted cashless exercise program acceptable to the Company;

(c)  subject to approval by the Company, surrender of other shares which have a fair market value on the date of surrender equal to the aggregate purchase price of the exercised shares; or

(d)  subject to approval by the Company, if the fair market value of a share of NuScale Corp Class A Common Stock (as determined below) is greater than the exercise price, a reduction in the number of shares of NuScale Corp Class A Common Stock to be received by the Optionee or the Optionee’s Successor or Lifetime Transferee, in which event NuScale Corp shall issue to Optionee a number of shares computed using the following formula:

X = Y(A-B)

A

Where:

X = the number of shares to be issued to Optionee

Y = the number of shares being purchased under the Option

A = the fair market value of one share (at the date of such calculation)

B = the exercise price per share (as adjusted to the date of such calculation).

The total number of shares that otherwise would be issued pursuant to the foregoing formula will be further reduced by that number of shares having a fair market value equal to the applicable withholding tax arising from the exercise.

Nonproprietary

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No shares shall be issued until full payment for the shares and any applicable tax withholding has been made. The Optionee, Successor or Lifetime Transferee shall, immediately upon notification of the amount due, if any, pay to the Employer, by cash or check or, if approved by the Company, in any manner allowed in clauses (a)-(d) above (or any combination thereof), amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount paid before delivery of the shares, the Optionee, Successor or Lifetime Transferee shall pay such amount to the Employer by cash or check or, if approved by the Company, in any manner allowed in clauses (a)-(d) above (or any combination thereof), on demand. If the Optionee, Successor or Lifetime Transferee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, Successor or Lifetime Transferee, including salary, subject to applicable law. The fair market value of shares provided or withheld in payment of the purchase price or withholding taxes shall be determined by the Board of Directors. If the Class A Common Stock of NuScale Corp is not publicly traded on the date the Option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Class A Common Stock of NuScale Corp. If the Class A Common Stock of NuScale Corp is publicly traded on the date the Option is exercised, the fair market value of Class A Common Stock provided or withheld in payment of the purchase price or applicable withholding taxes shall be the closing trading price of the Class A Common Stock on the trading day immediately prior to the exercise date.

Unless the Board of Directors determines otherwise, any shares awarded as a result of the exercise of the Option shall be subject to any share transfer restrictions approved by the Board of Directors from time to time, and the Optionee, the Successor or Lifetime Transferee shall be required to sign and deliver an option exercise form containing representations, warranties, acknowledgements and transfer restrictions upon such exercise.

All other terms and conditions of your option agreement(s), including vesting and the expiration date, remain in full force and effect.

When you or your successor or lifetime transferee exercises the Options, you will be deemed for tax purposes to have received compensation equal to the excess of the fair market value of the Class A Common Stock of NuScale Corp on the date of exercise over the exercise price for each share underlying the exercised Options, multiplied by the total number of shares for which the Options are exercised. You are required by your option agreement(s) to pay to NuScale LLC, before NuScale Corp issues any shares to you, which payment may take the form allowed in clauses (a)-(d) of Section 3 above (or any combination thereof), the amount of income and employment tax withholding payable by NuScale LLC to the taxing authorities in connection with exercise.

Nonproprietary

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The shares underlying your Options are restricted securities and may not be sold into the market until they are registered with the U.S. Securities and Exchange Commission. NuScale Corp expects to complete such registration in early July 2022. At that time, NuScale Corp expects that you will be able to have a broker-dealer sell a portion of your shares into the market and to use the proceeds of the sale to NuScale LLC to cover the employment tax and withholding obligations of NuScale LLC. You will be notified once the shares underlying your Options have been registered. In addition, all Company personnel are subject to a trading blackout. You will receive notice when that trading blackout is lifted. Until then, you may not exercise your Options without the Company’s consent.

Nonproprietary

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NUSCALE POWER, LLC

[FORM OF] UNIT OPTION AGREEMENT

This AGREEMENT is between NuScale Power, LLC, an Oregon limited liability company (the “Company”), and [Employee Name] (the “Optionee”), pursuant to the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1.                  Option Grant. The Company grants to the Optionee on the terms and conditions of this Agreement the right and the option (the “Option”) to purchase all or any part of [Option amount] common units at a purchase price of [$___] per unit. The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement. The Option will not be treated as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2.                 Grant Date; Expiration Date. The Grant Date for this Option is [Grant date]. The Option shall continue in effect until the tenth anniversary of the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 2, 6 or 7 of Exhibit A. The Option shall not be exercisable on or after the Expiration Date.

3.                  Exercise of Option. The Vesting Reference Date of this Option is [Vesting date]. The Option will become exercisable in accordance with Section 1 of Exhibit A.

The parties have executed this Agreement in duplicate as of the Grant Date.

NuScale Power, LLC	Optionee

By:	By:

Name:	[Employee Name]
Title:
6650 SW Redwood Lane, #210	[Employee Address]
Portland, OR 97224

NUSCALE POWER, LLC

EXHIBIT A TO

UNIT OPTION AGREEMENT

1.                  Time of Exercise of Option. Until it expires or is terminated as provided in Sections 2, 6 or 7 of this Exhibit A, the Option may be exercised from time to time to purchase units as to which it has become exercisable. The Option shall become exercisable for 25% of the units on the first anniversary of the Vesting Reference Date and for 1/48th of the units at the end of each one-month period thereafter, so that the Option will be fully exercisable on the fourth anniversary of the Vesting Reference Date. Options to the extent exercisable may be exercised only as of the earlier of (a) the first day of the calendar quarter following the date of the Company’s receipt of the written notice required by Section 3 or (b) the day prior to the expiration date of the Option.

2.                  Termination of Employment or Service.

2.1         General Rule. Except as provided in this Section 2, the Option may not be exercised unless at the time of exercise the Optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the Grant Date. For purposes of this Exhibit A, the Optionee is considered to be employed by or in the service of the Company if the Optionee is employed by or in the service of the Company or any parent or subsidiary of the Company (an “Employer”).

2.2         Termination Generally.

2.2.1       If the Optionee’s employment or service with the Company terminates for any reason other than because of total disability, death, or retirement as provided in Sections 2.3, 2.4, or 2.5 before the Optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company), the Optionee may only cause the Option to be exercised by providing the written notice required by Section 3 to the Company at any time before the Expiration Date or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

2.2.2       If the Optionee’s employment or service with the Company terminates for any reason other than because of total disability, death, or retirement as provided in Sections 2.3, 2.4 or 2.5 when the Optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company), the Optionee or a Lifetime Transferee (as defined in Section 4) may only cause the Option to be exercised by providing the written notice required by Section 3 to the Company at any time before the earlier of (a) the Expiration Date or (b) the date that is the number of years after the date of termination equal to the Optionee’s full years of employment or service with the Company, minus five, plus one, but only, in the case of clause (a) and (b), if and to the extent the Optionee or Lifetime Transferee was entitled to exercise the Option at the date of termination.

2.3       Termination Because of Total Disability. If the Optionee’s employment or service with the Company terminates because of total disability, the Optionee or a Lifetime Transferee may only cause the Option to be exercised by providing the written notice required by Section 3 to the Company at any time before the Expiration Date or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee or Lifetime Transferee was entitled to exercise the Option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee, director, officer or consultant of the Employer. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

2.4       Termination Because of Death. If the Optionee dies while employed by or in the service of the Company, the Successor (as defined below) or a Lifetime Transferee may only cause the Option to be exercised by providing the written notice required by Section 3 to the Company at any time before the Expiration Date or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the Optionee or Lifetime Transferee was entitled to exercise the Option at the date of death and only by (a) the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death (the “Successor”), or (b) if applicable, a Lifetime Transferee.

2.5        Retirement. If the Optionee has an aggregate of at least five years of service with the Company (including service with the Company before the Company converted from a corporation into a limited liability company) and retires from the Company pursuant to and in accordance with the Company’s retirement policies on or after the date that the Optionee reaches the age of 60 (the date of such retirement, the “Retirement Date”), the Optionee or a Lifetime Transferee may cause the Option to be exercised by providing the written notice required by Section 3 to the Company by the dates specified as follows:

(a) If the Optionee retires on or after the date that the Optionee reaches age 60 but before the date the Optionee reaches age 65, by the earlier to occur of (i) the date that is the number of years after the Retirement Date equal to the Optionee’s full years of employment or service with the Company or (ii) the Expiration Date; or

(b) If the Optionee retires on or after the date that the Optionee reaches age 65, by the earlier to occur of (i) the date that is the number of years after the Retirement Date equal to the optionee’s full years of employment or service with the Company, multiplied by two or (ii) the Expiration Date.

Notwithstanding the foregoing, the Optionee or Lifetime Transferee may only exercise the Option pursuant to this Section 2.5 if and to the extent the Optionee or Lifetime Transferee was entitled to exercise the Option on the Optionee’s Retirement Date.

2.6        Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

2.7        Failure to Exercise Option. To the extent that, following termination of employment or service, the Option is not exercised because the written notice required by Section 3 is not provided to the Company within the applicable periods described above, all further rights to purchase units pursuant to the Option shall cease and terminate.

3.                  Method of Exercise of Option. The Option may be exercised only by notice in writing from the Optionee, the Successor or a Lifetime Transferee to the Company of the Optionee’s, Successor’s or Lifetime Transferee’s intention to purchase units, specifying the number of units the Optionee, Successor or Lifetime Transferee desires to purchase under the Option and the date on which the Optionee, Successor or Lifetime Transferee intends to exercise the Option, which date must be the earlier of (a) the first day of the calendar quarter following the date of the Company’s receipt of the written notice or (b) the day prior to the Expiration Date, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s, Successor’s or Lifetime Transferee’s intention to acquire the units for investment and not with a view to distribution. On or before the date specified for exercise, the Optionee, Successor or Lifetime Transferee must pay the Company the full purchase price of those units in cash or by check. No units shall be issued until full payment for the units has been made, including all amounts owed for tax withholding. The Optionee, Successor or Lifetime Transferee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of units acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee, Successor or Lifetime Transferee shall pay such amount to the Company, in cash or by check, on demand. If the Optionee, Successor or Lifetime Transferee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, Successor or Lifetime Transferee, including salary, subject to applicable law. Unless the Board of Managers determines otherwise, any units awarded as a result of the exercise of the Option shall be subject to any unit transfer restrictions in the Company’s operating agreement, and the recipient of each unit, upon exercise, shall be required to sign and deliver a signature page to such operating agreement.

4.                  Nontransferability. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and during the Optionee’s lifetime, the Option is exercisable only by the Optionee; provided, however, that (A) an Optionee may transfer an option by gift or domestic relations order to a family member of the Optionee if such Optionee is employed by the Company at the time of such transfer and has either been continuously employed by the Company for more than five years at the time of such transfer or is over 60 years old at the time of such transfer, and (B) the Board of Managers may permit any other option to be transferable by gift or domestic relations order to a family member of the Optionee. For this purpose, the term “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of the Optionee, and any trust in which these persons have more than 50% of the beneficial interest. The individual or entity to whom an option under Plan is transferred pursuant to clause (A) of this Section 4, (x) is referred to in the Plan as a “Lifetime Transferee,” and (y) subject to the terms and conditions of this Agreement and the Plan, a Lifetime Transferee may exercise the Option during the Optionee’s lifetime.

5.                  Splits, Distributions. If the outstanding common units of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of units or other securities of the Company by reason of any split, combination of units, distribution payable in units, recapitalization or reclassification, appropriate adjustment shall be made in the number and kind of units available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, appropriate adjustment shall be made in the number and kind of units to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. With respect to any outstanding Option, the Board of Managers shall also make such adjustments as may be required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the award. Notwithstanding the foregoing, the Board of Managers shall have no obligation to effect any adjustment that would or might result in the issuance of fractional units, and any fractional units resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Managers. Any adjustments made by the Board of Managers pursuant shall be conclusive.

6.                  Mergers, Reorganizations, Etc. In connection with the occurrence of any of the following events pursuant to which outstanding common units are converted into cash or other equity interests, securities or property (each, a “Transaction”): (i) a merger, combination, consolidation, plan of exchange or other reorganization, (ii) a sale of all or substantially all of the assets of the Company (in one transaction or a series of related transactions), or (iii) a dissolution of the Company, the Board of Managers may select from among the following for treatment of outstanding Options, with the right to treat each Option in a different manner:

6.1       An outstanding Option may be assumed by the surviving or acquiring company and converted into an equity interest to acquire equity of the surviving or acquiring company in the Transaction with the terms (including the amount and type of equity subject thereto, any exercise price and vesting provisions) to be conclusively determined by the Board of Managers, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining equity of the surviving or acquiring corporation to be held by holders of equity of the Company following the Transaction; or

6.2        Any outstanding Option, to the extent not exercisable, may become exercisable for 100% of the units subject to the Option, effective as of the consummation of the Transaction.

To the extent that an outstanding Option is not assumed pursuant to Section 6.1, but is exercisable immediately prior to the Transaction, whether as a result of the application of Section 6.2 or otherwise, the Board of Managers shall approve some arrangement by which holders of such Option shall have a reasonable opportunity to exercise such Options effective as of the consummation of the Transaction or otherwise realize the value of these awards, as determined by the Board of Managers. Any Option that is not exercised, whether or not exercisable, in accordance with procedures approved by the Board of Managers may be terminated.

7.                  Dissolution of the Company. In the event of the dissolution of the Company, the Board of Managers shall provide a period of 30 days or less before the completion of the Transaction during which outstanding Options may be exercisable, and upon the expiration of that period, all unexercised Options shall immediately terminate. The Board of Managers may, in its sole discretion, accelerate the exercisability of Options so that they are exercisable in full during that period.

8.                  Conditions on Obligations. The Company shall not be obligated to issue units upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of units upon exercise of the Option.

9.                  No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Optionee’s employment at will at any time, for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (ii) confer upon the Optionee or a Lifetime Transferee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

10.               Market Stand-off. In connection with any public equity offering by the Company, the Optionee agrees (i) not to sell or otherwise dispose of any equity interests of the Company in conformance with terms of the lock-up or similar agreement proposed by the underwriters for such offering and (ii) to execute an agreement in the form proposed; provided that (x) substantially all of the Company’s officers and managers enter into identical agreements,

(y)  the restrictive period does not exceed 365 days following the offering, and (z) the failure to execute a form of agreement shall not affect the enforceability of this covenant. This Section 10 shall be binding upon the Successor and any Lifetime Transferee. To enforce this covenant, the Company may impose stop-transfer instructions with respect to the equity interests of the Optionee, Successor or Lifetime Transferee until the end of the restrictive period.

11.              Certain Federal Income Tax Consequences of Exercise. Optionee understands and acknowledges that the Company is classified as a partnership for federal income tax purposes, and that Optionee and any Lifetime Transferee, upon exercise of an Option to acquire one or more units pursuant to this Agreement, will become a partner in a partnership for federal income tax purposes. As a partnership for federal income tax purposes, the Company generally does not itself pay federal income tax. Rather, the income, gain, loss, deductions and credits of the Company are reported to individual unit holders, who report their allocable shares of such income, gain, loss, deduction and credit on their separate federal income tax returns. The taxable income of the Company that is allocated to a unit holder in particular year may exceed the amount of cash available to distribute to the unit holder to pay the associated federal income tax liability. Accordingly, a unit holder may be required to use funds from other sources to pay the federal income tax liability relating to the unit holder’s allocation of taxable income from the Company. In addition, a unit holder’s compensation, if any, for services provided to the Company may be treated as income from self-employment rather than wages for federal income tax purposes, and a unit holder may be required to make quarterly estimated tax payments to avoid penalties that may be imposed by the Internal Revenue Service. Optionee is urged to consult Optionee’s own tax advisor regarding the federal, state and other tax consequences of exercising an Option pursuant to this Agreement.

12.              Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee or any Successor or Lifetime Transferee.

13.              Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

14.              Rights as a Unitholder. The Optionee, Successor or Lifetime Transferee shall have no rights as a unitholder with respect to any common units until the date the Optionee, Successor or Lifetime Transferee becomes the holder or record of those units. No adjustment shall be made for distributions or other rights for which the record date occurs before the date the Optionee, Successor or Lifetime Transferee becomes the holder of record.

15.              Amendments. The Company may at any time amend this Agreement if the amendment does not have a material adverse effect on the Optionee. Otherwise, except as provided in the Plan, this Agreement may not be amended without the written consent of the Optionee, Successor or Lifetime Transferee, on the one hand, and the Company, on the other hand. To the extent necessary and desirable to comply with applicable law, the Board of Managers may obtain member approval by the affirmative vote of the holders of a majority of the outstanding units of the Company entitled to vote, which vote may be obtained either at a meeting of the unitholders or by means of one or more written consents signed by holders having not less than the minimum number of votes that would be necessary to approve the Plan at a meeting of the unitholders, for any Plan amendment.

16.               Governing Law. This Agreement shall be governed by the laws of the state of Oregon.

17.              Complete Agreement. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

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